EXHIBIT 32.1

CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C. §1350

In connection with the quarterly report of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended October 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Alan P. Niedzwiecki, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.

Date: February 11, 2010

/S/ ALAN P. NIEDZWIECKI
Alan P. Niedzwiecki
President and Chief Executive Officer